Exhibit 99.1

News Release

Integra LifeSciences Prices Public Offering of Common Stock

Plainsboro, New Jersey, May 9, 2018 - Integra LifeSciences Holdings Corporation (NASDAQ: IART), a leading global medical technology company, today announced that it has priced its previously announced underwritten public offering of 5,250,000 shares of its common stock at $58.50 per share. In connection with this offering, Integra has also granted the underwriters a 30-day option to purchase an additional 787,500 shares of common stock. The offering is expected to close on May 14, 2018, subject to customary closing conditions.

Integra intends to use the net proceeds from the offering, including any proceeds received from an exercise of the underwriters’ option to purchase additional shares, to reduce outstanding revolving borrowings under Integra’s senior credit facility.

The shares will be issued pursuant to an effective shelf registration statement on Form S-3. Before investing in the offering, interested parties should read the prospectus and related prospectus supplement for this offering, the documents incorporated by reference therein and the other documents Integra has filed with the Securities and Exchange Commission.

J.P. Morgan and Wells Fargo Securities are acting as joint book-running managers for the offering. The offering is being made by means of a prospectus and related prospectus supplement, copies of which may be obtained, when available, from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling (866) 803-9204, or from Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, by calling (800) 326-5897 or by emailing cmclientsupport@wellsfargo.com. Electronic copies of the prospectus and related prospectus supplement may be obtained by visiting EDGAR on the SEC’s website at http://www.sec.gov.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction. Any offer, if at all, will be made only by means of a prospectus and related prospectus supplement forming a part of the effective shelf registration statement.

About Integra

Integra LifeSciences is a global leader in regenerative technologies, neurosurgical and extremity orthopedic solutions dedicated to limiting uncertainty for clinicians, so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, Cadence®, Certas™, Codman®, CUSA®, DuraGen®, DuraSeal®, ICP Express®, Integra®, MediHoney®, MicroFrance®, PriMatrix®, Salto Talaris®, SurgiMend®, TCC-EZ®, Titan™ and VersaTru™.

Forward-Looking Statements

Certain statements in this press release that are not historical in nature constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include Integra’s intention to conduct the offering and its intended use of proceeds from the offering. These forward-looking statements are subject to a number of risks, uncertainties and assumptions about Integra’s business. Integra’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including but not limited to those set forth under the heading “Risk Factors” in Integra’s filings with the Securities and Exchange Commission, including Integra’s Annual Report on Form 10-K. Integra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You can identify these forward-looking statements by forward-looking words such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions in this press release.

Investor Relations Contacts:

Sravan Emany

Vice President, Treasurer & Investor Relations

(609) 936-2488

sravan.emany@integralife.com

Michael Beaulieu

Director, Investor Relations

(609) 750-2827

michael.beaulieu@integralife.com

Media Contact:

Laurene Isip

Senior Director, Global Corporate Communications

(609) 750-7984

laurene.isip@integralife.com